UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2007

Date of Report (Date of earliest event reported)

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way
Coburg, Oregon	97408
(Address of principal executive offices)	(Zip Code)

(541) 686-8011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On January 24, 2007 Monaco Coach Corporation (“Monaco”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with International Truck and Engine Corporation and one of its affiliates (collectively “ITEC”) to form Custom Chassis Products, LLC (“Custom Chassis”) for the purpose of manufacturing rear engine diesel chassis for the recreational vehicle and bus markets.  Under the Joint Venture Agreement, Monaco and ITEC will own 49 percent and 51 percent of Custom Chassis, respectively.    Custom Chassis will manufacture and supply all of Monaco’s requirements for rear engine diesel stripped chassis.

Completion of the transaction is expected to occur in February 2007, subject to the satisfaction of customary closing conditions.  Production is expected to begin in February.  Monaco will lease its Roadmaster chassis manufacturing facility in Elkhart, Indiana to Custom Chassis.

A copy of the press release announcing the above transaction is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release issued on January 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: January 30, 2007	/s/ P. Martin Daley
P. Martin Daley
Vice President and Chief Financial Officer